SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-KATY INDUSTRIES
GAMCO ASSET MANAGEMENT INC.
12/07/07 22,000 1.3866
12/06/07 5,500 1.4000
12/05/07 16,700 1.3840
12/04/07 2,000 1.3950
12/03/07 7,600 1.4000
12/03/07 5,500- 1.4000
11/30/07 3,000- 1.2000
11/30/07 5,800 1.3431
11/29/07 1,500- 1.1435
GABELLI ADVISERS, INC.
11/30/07 3,000 1.1000
GABELLI FUNDS, LLC.
GABELLI SMALL CAP GROWTH FUND
12/07/07 21,700 1.3866
12/06/07 5,500 1.4000
12/05/07 16,800 1.3840

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE OVER-THE-COUNTER MARKET.

(2) PRICE EXCLUDES COMMISSION.